Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE	Investor Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com

Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS
CHICAGO, May 7, 2009—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced results for its fourth quarter and fiscal year 2009 (ended March 31, 2009).
•	Fiscal year 2009 net revenue was $152.2 million compared with $182.3 million in fiscal year 2008; fourth quarter net revenue was $35.9 million compared with $37.0 million in the third quarter of fiscal year 2009.

•	Fiscal year 2009 and fourth quarter diluted earnings per share from continuing operations were a loss of $0.34 per share and $0.39 per share, respectively. Excluding a one-time non-cash charge related to the employee tender offer (1) of $16.7 million ($10.5 million net of related $6.2 million tax benefit) (“Tender Offer”), fiscal year 2009 diluted earnings per share from continuing operations was income of $0.06 per share, compared with $0.33 in fiscal year 2008; fourth quarter diluted earnings per share from continuing operations was income of $0.02 per share, compared with $0.00 per share in the third quarter of fiscal year 2009.

•	Fiscal year 2009 free cash flow was $13.0 million, compared with $22.9 million in fiscal year 2008.

(1)	Information regarding the employee tender offer is available in the Schedule TO-I/A filed on March 10, 2009.
“In fiscal year 2009, we made progress on several fronts. We added 43 new clients and sustained our core relationships by delivering real economic value at a time when our clients were most in need,” said Adam Gutstein, President and CEO of Diamond. “Even with a decline in revenue from the prior year, we generated $13.0

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
million of free cash flow and remained profitable, excluding the impact of the Tender Offer.”
Financial Review
The following financial information includes both reported and adjusted financial metrics which exclude the impact of the Tender Offer. Management believes this presentation better reflects recurring operations of the Company.
The Company’s fourth quarter and fiscal-year financial results are summarized as follows:
Fourth Quarter and Fiscal-Year 2009 Financial Results

	Q3 FY09	Q4 FY09	FY 2008	FY 2009
Net Revenue ($ in millions)	$37.0	$35.9	$182.3	$152.2
Adjusted EBITDA(1) ($ in millions)	$6.2	$4.4	$35.8	$19.7

Income (Loss) from Continuing Operations before Income Tax (Pretax Income/Loss) ($ in millions)	$2.4	$(16.4)	$19.1	$(13.0)
Adjusted Income from Continuing Operations before Income Tax (2) (Pretax Income) ($ in millions)	$2.4	$0.3	$19.1	$3.7
Diluted Earnings (Loss) Per Share from Continuing Operations	$0.00	$(0.39)	$0.33	$(0.34)
Adjusted Diluted Earnings Per Share (2) from Continuing Operations	$0.00	$0.02	$0.33	$0.06
Total Clients	57	62	109	99
New Clients Added	10	17	43	43
Client-serving Professionals	473	465	510	465
Annualized Revenue per Professional ($ in thousands)	$305	$306	$358	$315

(1)	See the attached financial schedules for a reconciliation of Adjusted EBITDA

(2)	Excluding the fourth quarter one-time non-cash charge related to the employee tender offer of $16.7 million ($10.5 million net of related $6.2 million tax benefit).
Fiscal Year 2009
In fiscal year 2009, net revenue was $152.2 million, down 17%, or 15% on a constant currency basis, compared to $182.3 million reported in the prior year.
Excluding the impact of the Tender Offer, pretax income would have been $3.7 million, compared to $19.1 million in fiscal year 2008. The reported pretax loss from continuing operations was $13.0 million.

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
Excluding the impact of the Tender Offer, income from continuing operations after taxes would have been $1.7 million, or $0.06 per diluted share, compared to $10.2 million, or $0.33 per diluted share in fiscal year 2008. The reported loss from continuing operations after taxes was $8.8 million, or a loss of $0.34 per diluted share.
In fiscal year 2009, the Company repurchased 2.7 million shares at an average price of $4.93 per share for a total payout of $13.1 million. The Company generated free cash flow (cash flow provided by operating activities less capital expenditures) of $13.0 million in fiscal year 2009 compared with $22.9 million in the prior fiscal year. The Company ended fiscal year 2009 with a cash and cash equivalents balance of $46.1 million compared to $53.3 million at the end of the prior fiscal year.
Adjusted EBITDA (income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense) was $19.7 million in fiscal year 2009, compared with $35.8 million in the prior fiscal year.
Fourth Quarter 2009
Net revenue for the quarter ended March 31, 2009 was $35.9 million, down 3%, or 2% on a constant currency basis, compared to $37.0 million in the third quarter of fiscal year 2009.
Excluding the impact of the Tender Offer, pretax income would have been $0.3 million, compared to $2.4 million reported in the third quarter of fiscal year 2009. The reported pretax loss from continuing operations was $16.4 million.
Excluding the impact of the Tender Offer, income from continuing operations after taxes would have been $0.5 million, or $0.02 per diluted share, including a one-time tax benefit of $0.3 million, or $0.01 per diluted share. This compares with income from continuing operations after taxes of $14,000, or $0.00 per diluted share reported in the third quarter of fiscal year 2009. The reported loss from continuing operations after income taxes was $10.1 million, or $0.39 per diluted share. Diluted weighted average shares outstanding was 26.1 million compared with 25.9 million in the third quarter of fiscal year 2009.
Excluding the impact of the Tender Offer and the one-time tax benefit, the effective tax rate would have been 56% in the fourth quarter of fiscal year 2009, compared with 99% in the third quarter of fiscal year 2009. The reported effective tax rate was 39% in the fourth quarter of fiscal year 2009.
Adjusted EBITDA (income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense) was $4.4 million in the fourth quarter of fiscal year 2009, compared with $6.2 million in the third quarter of fiscal year 2009.
Free cash flow (cash flow provided by operating activities less capital expenditures) in the fourth quarter of fiscal year 2009 was $4.4 million.

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
Business Metrics
The Company served 62 clients during the fourth quarter of fiscal year 2009, compared with 57 clients served in the third quarter of fiscal year 2009 and 63 clients served in the year-ago period. The Company added 17 new clients during the fourth quarter of fiscal year 2009, compared to 10 new clients in the third quarter of fiscal year 2009 and 14 clients in the year-ago period. Revenue generated from new clients was 9% in the fourth quarter of fiscal year 2009, compared to 3% in the third quarter of fiscal year 2009 and 8% in the year-ago period. The top five clients represented 34% of revenue during the fourth quarter of fiscal year 2009 compared to 40% in the third quarter of fiscal year 2009 and 39% in the year-ago period.
The Company ended the fourth quarter of fiscal year 2009 with 465 client-serving professionals, compared with 473 in the third quarter of fiscal year 2009 and 510 in the year-ago period. Chargeability was 69% in the fourth quarter of fiscal year 2009, compared with 60% in both the third quarter of fiscal year 2009 and the year-ago period. Annualized net revenue per professional was $306 thousand in the fourth quarter of fiscal year 2009, compared with $305 thousand in the third quarter of fiscal year 2009 and $332 thousand in the year-ago period. Annualized voluntary attrition was 5% in the fourth quarter of fiscal year 2009, compared with 11% in the third quarter of fiscal year 2009 and 12% in the year-ago period.
Revenue by industry practice in the fourth quarter of fiscal year 2009 was: Financial Services: 30%; Insurance: 26%; Healthcare: 19%; Enterprise: 21%; Public Sector: 4%. The Enterprise vertical includes consumer packaged goods, retail and distribution, travel and entertainment, manufacturing, logistics and telecommunications.
Business Outlook
“Even in this challenging environment, there are bright spots. We added 17 new clients in the fourth quarter up from 10 in the prior quarter, and during the fourth quarter, our monthly revenue improved through the month of March. We are running a more efficient and effective organization today given the actions we have taken over the last eighteen months to improve our cost structure,” said Gutstein.
“We are committed to improving the business while ensuring that we remain profitable and on an annual basis, cash flow positive. If need be, we are prepared to manage our expenses lower and alternatively, if we see demand pick up, we are prepared to add capacity.”
First Quarter 2010
The Company expects first quarter net revenue in the range of $36 to $38 million, pretax income of $1.3 to 2.0 million and GAAP EPS to be in the range of $0.01 to $0.03. Adjusted EBITDA is

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
expected to be in the range of $3 to $4 million. The Company expects its tax expense to be in a range of $1.0 to $1.2 million and its weighted average share count to be approximately 27 million shares. Free cash flow is expected to be between negative $3 million to negative $1 million including a payout of $4.3 million in the first quarter related to last fiscal year’s annual staff bonus awards. Given the market environment, the Company will continue to provide quarterly guidance.
Conference Call
Diamond will host a conference call today, May 7, 2009 at 8:00 am CT to discuss the results of the quarter. The dial-in number for the conference call is 800-748-8543 for North American callers and 212-231-2900 for international callers. The replay will be available until May 14, 2009 and can be accessed by calling 402-977-9140, then entering passcode number 21421427. The call will be broadcast live and archived on Diamond’s web site at www.diamondconsultants.com.
About Diamond
Diamond is a management and technology consulting firm. Recognizing that information and technology shape market dynamics, Diamond’s small teams of experts work across functional and organizational boundaries to improve growth and profitability. Since the greatest value in a strategy, and its highest risk, resides in its implementation, Diamond also provides proven execution capabilities. We deliver three critical elements to every project: fact-based objectivity, spirited collaboration, and sustainable results. Diamond is headquartered in Chicago, with offices in New York, Washington, D.C., Hartford, London and Mumbai. Diamond is publicly traded on the Nasdaq Global Select Market under the symbol “DTPI.” To learn more, visit www.diamondconsultants.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this release based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially, please refer to the risks and uncertainties identified in our filings with the SEC.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management believes the non-GAAP measures are useful to investors, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
accounting principles (GAAP), please see the section entitled “Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures.”

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)		(Unaudited)
Revenue:
Net revenue	$42,365	$35,887	$182,288	$152,166
Reimbursable expenses	5,518	6,114	22,768	22,812

Total revenue	47,883	42,001	205,056	174,978

Project personnel expenses:
Project personnel costs before reimbursable expenses	30,834	26,645	125,772	113,703
Reimbursable expenses	5,518	6,114	22,768	22,812
Stock-based compensation acceleration — tender offer	—	14,290	—	14,290

Total project personnel expenses	36,352	47,049	148,540	150,805

Gross margin	11,531	(5,048)	56,516	24,173

Other operating expenses:
Professional development and recruiting	2,137	1,032	9,420	6,716
Marketing and sales	2,028	1,057	4,451	3,103
Management and administrative support	7,108	6,889	26,947	25,846
Stock based compensation acceleration — tender offer	—	2,402	—	2,402
Restructuring recovery	—	—	—	(284)

Total other operating expenses	11,273	11,380	40,818	37,783

Income (loss) from operations	258	(16,428)	15,698	(13,610)

Other income, net	771	27	3,410	656

Income (loss) from continuing operations before income taxes	1,029	(16,401)	19,108	(12,954)

Income tax expense (benefit)	453	(6,348)	8,873	(4,156)

Income (loss) from continuing operations after income taxes	576	(10,053)	10,235	(8,798)

Discontinued operations
Gain on disposal of discontinued operations	7,000	—	7,000	—
Income from discontinued operations, net of income taxes	4,586	400	3,859	400

Discontinued operations, net of income taxes	11,586	400	10,859	400

Net income (loss)	$12,162	$(9,653)	$21,094	$(8,398)

Basic income (loss) per share of common stock:
Income (loss) from continuing operations	$0.02	$(0.39)	$0.34	$(0.34)
Income from discontinued operations	0.40	0.02	0.36	0.02

Net income (loss)	$0.42	$(0.37)	$0.70	$(0.32)

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations	$0.02	$(0.39)	$0.33	$(0.34)
Income from discontinued operations	0.40	0.02	0.34	0.02

Net income (loss)	$0.42	$(0.37)	$0.67	$(0.32)

Shares used in computing basic income (loss) per share	28,719	26,110	30,200	26,209

Shares used in computing diluted income (loss) per share	29,285	26,110	31,492	26,209
Excluding the expense associated with the tender offer, the following amounts of stock-based compensation expense (“SBC”) are included in each of the respective expense categories reported above:

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)		(Unaudited)
Project personnel costs before reimbursable expenses	$3,683	$2,585	$15,059	$11,687
Professional development and recruiting	25	30	124	110
Marketing and sales	75	53	332	265
Management and administrative support	831	1,039	2,841	2,861

Total SBC	$4,614	$3,707	$18,356	$14,923

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	March 31,
	2008	2009
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,267	$46,112
Accounts receivable, net of allowance of $695 and $566 as of March 31, 2008 and 2009, respectively	13,215	15,872
Income taxes receivable	256	—
Deferred tax asset — current portion	1,236	6,747
Prepaid expenses	1,970	1,323
Other current assets	1,276	1,479

Total current assets	71,220	71,533

Restricted cash	7,338	4,099
Computers, equipment, leasehold improvements and software, net	4,572	4,280
Deferred tax asset — long-term portion	7,710	7,757
Other assets	1,555	1,480

Total assets	$92,395	$89,149

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,416	$4,595
Accrued compensation	4,648	4,269
Deferred revenue	1,092	722
Accrued benefits	2,704	2,481
Income taxes payable — current portion	—	1,493
Restructuring accrual — current portion	220	—
Other accrued liabilities	4,574	2,901

Total current liabilities	15,654	16,461

Restructuring accrual — long-term portion	119	—
Deferred rent — long term portion	34	1,593
Accrued income tax liabilities — long-term portion	1,286	687
Net tax indemnification obligation	450	368

Total liabilities	17,543	19,109

Commitments and contingencies

Stockholders’ equity:
Common Stock, $0.001 par value, 300,000 shares authorized, 27,088 and 27,202 shares issued as of March 31, 2008 and 2009, respectively	502,431	516,937
Accumulated other comprehensive loss	(2,748)	(4,636)
Accumulated deficit	(424,831)	(442,261)

Total stockholders’ equity	74,852	70,040

Total liabilities and stockholders’ equity	$92,395	$89,149

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(In thousands)

	For the Three Months		For the Year
	Ended March 31,		Ended March 31,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)		(Unaudited)
Cash flows from operating activities:
Net income (loss)	$12,162	$(9,653)	$21,094	$(8,398)
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring recovery	—	—	—	(284)
Depreciation and amortization	449	462	1,550	1,801
Stock-based compensation	4,614	20,399	18,356	31,615
Gain on sale of discontinued operations	(7,000)	—	(7,000)	—
Deferred income taxes	(1,447)	(7,148)	(254)	(5,783)
Excess tax benefits from employee stock plans	(18)	(45)	(1,220)	(307)
Changes in assets and liabilities:
Accounts receivable	(3,613)	(2,032)	1,742	(3,332)
Prepaid expenses and other	854	506	89	216
Accounts payable	908	1,461	693	1,730
Accrued compensation	893	500	(3,261)	(344)
Restructuring accrual	(56)	—	(221)	(55)
Deferred revenue	(852)	(376)	(339)	(369)
Income taxes payable	(310)	(146)	(429)	(2,244)
Other assets and liabilities	(4,546)	795	(4,799)	354

Net cash provided by operating activities	2,038	4,723	26,001	14,600

Cash flows from investing activities:
Decrease (increase) in restricted cash	(35)	(3)	(132)	3,082
Distribution from available-for-sale investments	—	—	—	289
Net proceeds from sale of discontinued operations	7,000	—	7,000	—
Capital expenditures, net	(862)	(345)	(3,066)	(1,642)
Other assets	—	—	44	—

Net cash provided by (used in) investing activities	6,103	(348)	3,846	1,729

Cash flows from financing activities:
Stock option and employee stock purchase plan proceeds	478	477	4,292	2,052
Payment of employee withholding taxes from equity transactions	(317)	(1,178)	(3,436)	(2,675)
Common stock cash dividends	22	—	(10,748)	(9,032)
Excess tax benefits from employee stock plans	18	45	1,220	307
Purchase of treasury stock	(20,155)	—	(52,110)	(13,145)

Net cash used in financing activities	(19,954)	(656)	(60,782)	(22,493)

Effect of exchange rate changes on cash	(15)	(44)	77	(991)

Net increase (decrease) in cash and cash equivalents	(11,828)	3,675	(30,858)	(7,155)

Cash and cash equivalents at beginning of period	65,095	42,437	84,125	53,267

Cash and cash equivalents at end of period	$53,267	$46,112	$53,267	$46,112

(1)	The Condensed Consolidated Statements of Cash Flows is prepared on a combined basis and the reported results include both continuing and discontinued operations for the three month and twelve month periods ended March 31, 2008 and 2009.

Diamond Reports Fourth Quarter and Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES TO ADJUSTED EBITDA (1):

	For the Three Months	For the Three Months		For the Year
	Ended December 31,	Ended March 31,		Ended March 31,
	2008	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income (loss) from continuing operations after income taxes	$14	$576	$(10,053)	$10,235	$(8,798)
Depreciation and amortization expense	448	449	462	1,550	1,801
Stock-based compensation expense	3,700	4,614	20,399	18,356	31,615
Interest income, net	(344)	(689)	(97)	(3,230)	(784)
Income tax expense (benefit)	2,386	453	(6,348)	8,873	(4,156)

Adjusted EBITDA	$6,204	$5,403	$4,363	$35,784	$19,678

(1)	Adjusted EBITDA, defined as income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense, is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP). Management believes Adjusted EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for share repurchases and capital expenditures. Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (2):

	For the Three Months		For the Year
	Ended March 31,		Ended March 31,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$2,038	$4,723	$26,001	$14,600
Capital expenditures	(862)	(345)	(3,066)	(1,642)

Free cash flow	$1,176	$4,378	$22,935	$12,958

(2)	Free cash flow, defined as net cash provided by operating activities less capital expenditures, is a non-GAAP term. Management believes that by providing more visibility on free cash flow and reconciling to net cash provided by operating activities, the Company provides a consistent metric from which the quality of its business may be monitored. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.